             JEFFERSON BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE
                         QUARTER ENDED DECEMBER 31, 2006

Morristown, Tennessee -- (January 26, 2007) - Jefferson Bancshares, Inc. (Nasdaq: JFBI), the holding company for Jefferson Federal Bank, announced net income of $349,000, or $0.06 per diluted share, for the quarter ended December 31, 2006 compared to net income of $710,000, or $0.11 per diluted share, for the quarter ended December 31, 2005. For the six months ended December 31, 2006, net income was $639,000, or $0.11 per diluted share, compared to $1.5 million, or $0.23 per diluted share, for the comparable period in 2005. The decline in net income for both the three- and six-month periods ended December 31, 2006 was primarily the result of a decline in noninterest income combined with an increase in noninterest expense. The increase in noninterest expense continues to reflect our expansion initiatives during the past year. Return on average assets and return on average equity for the six months ended December 31, 2006 were 0.39% and 1.71%, respectively, compared to 0.99% and 3.74% for the corresponding period in 2005.

Anderson L. Smith, President and Chief Executive Officer, commented, "We expect 2007 to be a challenging year due to the interest rate environment and continued competitive pressures. We have executed a number of initiatives that will offer convenience and value to our customers and we will continue to explore new products and services that will further enhance our delivery system. Our additions during the past year of the Merchants-Greene office in Hamblen County and our Farragut office in Knox County have allowed us to expand our customer base, and construction on our second Knoxville office is underway with an estimated completion date of mid 2007. While our recent expansion efforts have resulted in increased overhead, we feel that we are positioning the Company for future growth and building the value of our franchise. Our priorities for 2007 include achieving growth in earning assets while controlling both funding costs and operating expenses."

Net interest income decreased $33,000, or 1.2%, to $2.8 million for the quarter ended December 31, 2006 from the corresponding quarter in 2005. The interest rate spread and net interest margin for the quarter ended December 31, 2006 were 2.88% and 3.69%, respectively, compared to 3.33% and 4.03% for the same period in 2005. Interest income increased $844,000, or 19.2%, to $5.2 million for the three-month period ended December 31, 2006 as a result of growth in the average balance of loans and an increase in interest rates. The average yield earned on interest-earning assets increased 65 basis points to 6.88% for the three months ended December 31, 2006. Interest expense increased $877,000, or 56.5%, to $2.4 million for the quarter ended December 31, 2006, primarily due to an increase in interest rates and an increase in the average balance of both deposits and Federal Home Loan Bank ("FHLB") borrowings. The average rate paid on interest-bearing liabilities increased 110 basis points to 4.00% for the three months ended December 31, 2006.

For the six months ended December 31, 2006, net interest income decreased $98,000, or 1.7%, to $5.6 million. The interest rate spread and net interest margin for the six months ended December 31, 2006 were 2.87% and 3.67%, respectively, compared to 3.35% and 4.04% for the same period in 2005. Interest income increased $1.8 million, or 20.8%, to $10.4 million for the six-month period ended December 31, 2006 primarily due to an increase of 71 basis points in the yield on earning assets combined with growth in the average balance of loans. Interest expense increased $1.9 million, or 64.2%, to $4.8 million for the six months ended December 31, 2006, primarily due to an increase in interest rates and an increase in the average balance of both deposits and FHLB advances. The average rate paid on interest-bearing liabilities increased 119 basis points to 3.98% for the six months ended December 31, 2006.

Noninterest income decreased $103,000, or 24.9%, to $310,000 for the three months ended December 31, 2006 and decreased $172,000, or 19.8%, to $697,000 for the six months ended December 31, 2006 compared to the corresponding 2005 periods. A loss on sale of investment securities totaling $30,000 was recorded in the three-month period ended December 31, 2006 compared to none in the corresponding 2005 period. Loss on sale of investment securities was $29,000 for the six-month period ended December 31, 2006 compared to $44,000 in the corresponding 2005 period. Mortgage origination fee income decreased $29,000, or 22.1%, to $102,000 for the three months ended December 31, 2006 and decreased $65,000, or 20.5%, to $252,000 for the six-month period ended December 31, 2006 due to a lower volume of loan originations. Gains on foreclosed real estate decreased $62,000, or 74.7%, to $21,000 for the three months ended December 31, 2006 and decreased $126,000, or 78.8%, to $34,000 for the six-month period ended December 31, 2006.

Noninterest expense increased $452,000, or 21.7%, to $2.5 million for the three-month period ended December 31, 2006 and increased $1.0 million, or 25.1%, to $5.2 million for the six-month period ended December 31, 2006 compared to the corresponding periods in 2005 due to staff additions and operating expenses associated with our expansion initiatives. Compensation and benefits expense increased $199,000, or 15.3%, to $1.5 million for the three-month period ended December 31, 2006 and increased $461,000, or 17.9%, to $3.0 million for the six months ended December 31, 2006. There were 94 full-time employees at December 31, 2006 compared to 85 full-time employees at December 31, 2005.

Nonperforming assets totaled $557,000, or 0.17% of total assets at December 31, 2006, compared to $772,000, or 0.25% of total assets at December 31, 2005. Annualized net charge-offs for the six months ended December 31, 2006 were 0.07% of average loans, compared to 0.05% for the same period in 2005. The allowance for loan losses was $2.1 million, or 0.78% of total gross loans, at December 31, 2006 compared to $2.2 million, or 0.97% of total gross loans, at December 31, 2005. The provision for loan losses totaled $30,000 for both the three and six months ended December 31, 2006 as a result of growth in the loan portfolio, compared to no provision for the comparable periods in 2005.

Total assets at December 31, 2006 were $330.4 million compared to $327.1 million at June 30, 2006. Net loans receivable increased $14.4 million, or 5.7%, to $268.5 million at December 31, 2006, primarily due to growth in commercial real estate loans. Total deposits increased $11.1 million, or 5.6%, to $209.9 million at December 31, 2006 as a result of marketing efforts and promotions associated with the opening of our two new full-service offices. The increase in deposits has provided funding for loan growth and reduced our reliance on FHLB advances during the six months ended December 31, 2006. FHLB advances were $45.3 million at December 31, 2006, a decrease of $7.1 million, or 13.5%, compared to $52.4 million at June 30, 2006.

Total equity decreased $317,000, to $74.2 million at December 31, 2006 due primarily to the repurchase of shares in the amount of $1.4 million. Stock repurchases for the three months ended December 31, 2006 totaled 57,562 shares at an average cost of $13.10 per share. On February 24, 2006, the Company announced its third stock repurchase program in which up to 690,261 shares, or 10% of the Company's outstanding common stock, may be repurchased. At December 31, 2006, 469,361 shares remained eligible for repurchase under the current stock repurchase program. The Company paid a $0.06 per share dividend to shareholders during the quarter ended December 31, 2006 totaling $391,000.

 Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally-chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services with offices in Hamblen and Knox County. The Company's stock is listed on the NASDAQ Global Market under the symbol "JFBI." More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.
                             ------------------------

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                               JEFFERSON BANCSHARES, INC.

                                                        AT                   AT
                                                  DEC. 31, 2006         JUNE 30, 2006
                                              --------------------   -------------------
                                                       (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                     $        330,438       $       327,137
Loans receivable, net                                     268,493               254,127
Cash and cash equivalents, and
    interest-bearing deposits                               8,209                11,956
Investment securities                                      27,422                31,845
Deposits                                                  209,895               198,843
Borrowings                                                 45,300                52,400
Stockholders' equity                                       74,226                74,543

                                                     THREE MONTHS ENDED DEC. 31,                  SIX MONTHS ENDED DEC. 31,
                                                     2006                   2005                  2006                 2005
                                              --------------------   -------------------   -------------------  -------------------
                                                              (Dollars in thousands, except per share data)

OPERATING DATA:
Interest income                                  $      5,236            $    4,392            $   10,370           $    8,586
Interest expense                                        2,428                 1,551                 4,813                2,931
Net interest income                                     2,808                 2,841                 5,557                5,655
Provision for loan losses                                  30                     -                    30                    -
Net interest income after
   provision for loan losses                            2,778                 2,841                 5,527                5,655
Noninterest income                                        310                   413                   697                  869
Noninterest expense                                     2,539                 2,087                 5,205                4,162
Earnings before income taxes                              549                 1,167                 1,019                2,362
Total income taxes                                        200                   457                   380                  867
Net earnings                                     $        349            $      710            $      639           $    1,495


SHARE DATA:
Earnings per share, basic                        $       0.06            $     0.11            $     0.11           $     0.23
Earnings per share, diluted                      $       0.06            $     0.11            $     0.11           $     0.23
Dividends per share                              $       0.06            $     0.06            $     0.12           $     0.12
Weighted average shares:
    Basic                                           5,990,682             6,416,745             6,015,862            6,485,859
    Diluted                                         5,994,138             6,434,807             6,021,572            6,508,706

                                                     THREE MONTHS ENDED DEC. 31,                  SIX MONTHS ENDED DEC. 31,
                                                     2006                   2005                  2006                 2005
                                              --------------------   -------------------   -------------------  -------------------
                                                                          (Dollars in thousands)

ALLOWANCE FOR LOAN LOSSES:
Allowance at beginning of period                 $          2,144      $          2,281      $          2,172     $          2,293
Provision for loan losses                                      30                     -                    30                    -
Recoveries                                                     17                    40                    42                   76
Charge-offs                                                   (83)                  (87)                 (136)                (135)
                                              --------------------   -------------------   -------------------  -------------------
Net charge-offs                                               (66)                  (47)                  (94)                 (59)
                                              --------------------   -------------------   -------------------  -------------------
Allowance at end of period                       $          2,108      $          2,234      $          2,108     $          2,234
                                              ====================   ===================   ===================  ===================

Net charge-offs to average outstanding
    loans during the period, annualized                      0.10%                 0.08%                 0.07%                0.05%

                                                      AT                     AT                    AT
                                                 DEC. 31, 2006         JUNE 30, 2006         DEC. 31, 2005
                                              --------------------   -------------------   -------------------
                                                                  (Dollars in thousands)
NONPERFORMING ASSETS:
Nonaccrual loans:
    Real estate                                $              317     $             296     $             498
    Commercial business                                       210                    49                     -
    Consumer                                                    -                     -                     -
                                              --------------------   -------------------   -------------------
       Total                                                  527                   345                   498
                                              --------------------   -------------------   -------------------
Real estate owned                                              30                    74                   260
Other nonperforming assets                                      -                    16                    14
                                              --------------------   -------------------   -------------------

Total nonperforming assets                     $              557     $             435     $             772
                                              ====================   ===================   ===================

                                                 SIX MONTHS ENDED         YEAR ENDED
                                                  DEC. 31, 2006         JUNE 30, 2006
                                              --------------------   -------------------

PERFORMANCE RATIOS:
Return on average assets                                    0.39%                 0.75%
Return on average equity                                    1.71%                 2.99%
Interest rate spread                                        2.87%                 3.16%
Net interest margin                                         3.67%                 3.89%
Efficiency ratio                                           82.84%                69.97%
Average interest-earning assets to
    average interest-bearing liabilities                  125.17%               130.28%

ASSET QUALITY RATIOS:
Allowance for loan losses as a
    percent of total gross loans                            0.78%                 0.85%
Allowance for loan losses as a
    percent of nonperforming loans                        400.00%               629.57%
Nonperforming loans as a percent
    of total loans                                          0.19%                 0.13%
Nonperforming assets as a percent
    of total assets                                         0.17%                 0.13%



Contact:

Jefferson Bancshares, Inc.
Anderson L. Smith, 423-586-8421
or
Jane P. Hutton, 423-586-8421